Exhibit 16

HANSEN, BARNETT & MAXWELL
     A Professional Corporation
     CERTIFIED PUBLIC ACCOUNTANTS          Registered with the Public Company
     5 Triad Center, Suite 750               Accounting Oversight Board
     Salt Lake City, UT 84180-1128
     Phone: (801) 532-2200
     Fax: (801) 532-7944
     www.hbmcpas.com


               November 10, 2004

To the United States Securities and Exchange Commission:


Re: Bear Lake Recreation, Inc.

We have read the statements made by Bear Lake Recreation, Inc. regarding Hansen, Barnett & Maxwell contained in the Form 8-K dated November 11, 2004 and agree with those statements.

                         Sincerely,

                         /s/Hansen, Barnett & Maxwell

                         HANSEN, BARNETT & MAXWELL